                                                                     EXHIBIT 4.3


                                                                       EXHIBIT B


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.


REGISTERED                                                            REGISTERED

NO. [__________]                                                PRINCIPAL AMOUNT

CUSIP NO. 828783AD2                                                 $150,000,000

                                 GLOBAL SECURITY
                           SIMON DEBARTOLO GROUP, L.P.

                            7% NOTE DUE JULY 15, 2009


            Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of 150,000,000 Dollars on July 15, 2009 (the "Maturity Date"), and to pay interest thereon from July 22, 1997, semi-annually in arrears on July 15 and January 15 of each year (each, an "Interest Payment

Date"), commencing on January 15, 1998, and on the Maturity Date, at the rate of 7% per annum, until payment of said principal sum has been made or duly provided for.

            The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to the Note at the close of business on the "Regular Record Date" for such payment, which will be 15 calendar days prior to such payment date or the Maturity Date, as the case may be, regardless of whether such day is a Business Day (as defined below). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined below). Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

            The principal of each Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer or the Guarantor in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

            Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including July 22, 1997 in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a "Payment Date") falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. "Business Day" means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.


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            Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee's Certificate of Authentication. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

            IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.


Dated:



                                    SIMON DEBARTOLO GROUP, L.P.
                                          as Issuer

                                    By: SD PROPERTY GROUP, INC.
                                          as Managing General Partner


                                    By:______________________________
                                       Name:
                                       Title:

Attest:

______________________________
Name:
Title:


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
                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                    THE CHASE MANHATTAN BANK
                                          as Trustee


                                    By:______________________________
                                       Authorized Officer


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
                                [REVERSE OF NOTE]

                           SIMON DEBARTOLO GROUP, L.P.

                            7% NOTE DUE JULY 15, 2009


            This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the "Indenture"), duly executed and delivered by the Issuer and the Guarantor to The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Fourth Supplemental Indenture, dated July 22, 1997, among the Issuer, the Guarantor and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the Simon DeBartolo Group, L.P. 7% Notes due July 15, 2009, limited in aggregate principal amount to $150,000,000 (the "Notes").

            In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

            The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of
(i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. Notice of any optional redemption will be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

            The Indenture contains provisions permitting the Issuer, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal


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
amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or
(iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Defaults, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

            Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim


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
based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including SD Property Group, Inc., or such partner's assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Securities and the Indenture or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

            This Note is issuable only in registered form without Coupons in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

            The Issuer, the Guarantor, the Trustee and any authorized agent of the Issuer, the Guarantor or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Guarantor nor the Trustee nor any authorized agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary.

            This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise by required by mandatory provisions of law.

            Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Note.


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               FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

                                    GUARANTEE

            The undersigned, as Guarantor (the "Guarantor") under the Indenture, dated as of November 26, 1996, duly executed and delivered by Simon DeBartolo Group, L.P. (the "Issuer") and the Guarantor, to The Chase Manhattan Bank, as Trustee (as the same may be amended or supplemented from time to time, the "Indenture"), and referred to in the Security upon which this notation is endorsed (the "Security") (i) has unconditionally guaranteed as a primary obligor and not a surety (the "Guarantee") (a) the payment of principal of, premium, if any, interest on (including post-petition interest in any proceeding under any federal or state law or regulation relating to any Bankruptcy Law whether or not an allowed claim in such proceeding), and any other amounts payable with respect to the Security, and (b) all other monetary obligations payable by the Issuer under the Indenture and the Security; when and as the same shall become due and payable, whether at Maturity, on redemption, by declaration of acceleration or otherwise (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), in accordance with the terms of the Security and the Indenture and (ii) has agreed to pay all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under Article 17 of the Indenture.

            The obligations of the Guarantor to the Holders of the Security pursuant to this Guarantee and the Indenture are expressly set forth in Article 17 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

            This is a continuing Guarantee and shall remain in full force and effect until the termination thereof under Section 1706 or until the principal of and interest on the Security and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of, or interest on, the Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor's obligations hereunder and under the Guarantee with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and
Article 17 of the Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Pursuant to Section 1706 of the Indenture, the obligations of the Guarantor under the Indenture shall terminate at such time the Guarantor merges or consolidates with the Issuer or at such other time as the Issuer acquires all of the assets and partnership interests of the Guarantor in accordance with the Indenture.

            Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Security, including, without limitation, the principal of, premium, if any, or interest payable under the Security, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Guarantor, whether limited or general, including Simon DeBartolo Group, Inc. (the "Company"), or such partner's assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Guarantee and the Indenture or under any other document with respect to the Guaranteed Obligations against such parties with respect to such amounts, obligations or claims shall be against the Guarantor.

            This Guarantee shall not be valid or become obligatory for any purpose with respect to the Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

            THE TERMS OF ARTICLE 17 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

            Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                    SIMON PROPERTY GROUP, L.P.
                                        as Guarantor

                                    By: Simon DeBartolo Group, Inc.,
                                        its sole general partner


                                    By:__________________________________
                                       Name:
                                       Title:


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